Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 28, 2007 relating to the financial statements and financial statement schedules, which appears in CastlePoint Holdings, Ltd's Amendment No. 4 to Form S-1 (File No. 333-139989).



/s/ PricewaterhouseCoopers
PricewaterhouseCoopers Hamilton, Bermuda
December 4, 2007